UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	27513 (Zip Code)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 7.01 Regulation FD Disclosure.
     R.H. Donnelley Corporation (“RHD”) is furnishing herewith information regarding the proposed restructuring plan that RHD and all of its subsidiaries (collectively, the “Company”) intend to implement through voluntary bankruptcy proceedings announced today. The information is comprised of (i) summary terms of the proposed restructuring and (ii) certain information regarding the Company that has been provided to certain holders of indebtedness of the Company and their legal and financial advisors, which persons had entered into confidentiality agreements with RHD. The information, attached as Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
     The information in Item 7.01 of this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by RHD under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference. The furnishing of the information in Item 7.01 of this Current Report on Form 8-K will not be deemed an admission (i) as to the materiality or completeness of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD, or (ii) that investors should consider this information before making an investment decision with respect to the Company or its affiliates. In addition, RHD does not assume any obligation to update such information or exhibit in the future.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Restructuring Plan and Supporting Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 29, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Restructuring Plan and Supporting Information